Exhibit 21.1
                                                                   ------------
                               SUBSIDIARY LIST (1)
                        Ball Corporation and Subsidiaries

The following is a list of subsidiaries of Ball Corporation (an Indiana Corporation) which are included in the financial statements of a consolidated basis.

                                            State or Country
                                            of Incorporation       Percentage
Name                                        or Organization        Ownership (2)

Ball Packaging Corp.                            Colorado                 100%
   Ball Asia Pacific Limited                    Colorado                 100%
   Ball Plastic Container Corp.                 Colorado                 100%
   Ball Metal Food Container Corp.
     (formerly Heekin Can, Inc.)                Delaware                 100%
   Ball Metal Beverage Container Corp.          Colorado                 100%
   Ball Metal Packaging Sales Corp.             Colorado                 100%
   Ball Glass Container Corporation             Delaware                 100%
     BG Holdings I, Inc.                        Delaware                 100%
     BG Holdings II, Inc.                       Delaware                 100%
Ball Technologies Holdings Corp.                Colorado                 100%
   Ball Aerospace & Technologies Corp.          Delaware                 100%
     Ball Systems Technology Limited         United Kingdom              100%
     Ball Technology Services Corporation      California                100%
   Efratom Holding, Inc.                        Colorado                 100%
Ball Cayman Limited                          Cayman Islands              100%
Ball Foreign Sales Corporation                  Barbados                 100%
Ball International Sales Corporation            Delaware                 100%
Ball Packaging Products Canada, Inc.             Canada                  100%
Ball Technology Licensing Corporation           Indiana                  100%
GPT Global Packaging Technology AB               Sweden                  100%
FTB Packaging Limited                          Hong Kong                  92%
   Beijing FTB Packaging Ltd.                     PRC                     78%
   FTB Tooling and Engineering Limited         Hong Kong                  92%
   Fully Tech Ltd.                             Hong Kong                  92%
   Greater China Trading Ltd.                Cayman Islands               92%
   Hubei FTB Packaging Ltd.                       PRC                     74%
   Ningbo FTB Can Company Ltd.                    PRC                     69%
   Richford Properties Limited                 Hong Kong                  92%
   Xian Kun Lun FTB Packaging Ltd.                PRC                     55%


                               SUBSIDIARY LIST (1)
                        Ball Corporation and Subsidiaries

The following is a list of affiliates of Ball Corporation included in the financial statements on the basis of equity accounting:

                                                           State or Country
                                                           of Incorporation         Percentage
Name                                                       or Organization         Ownership (2)

Ball-Foster Glass Container Co. L.L.C.
   (through BG Holdings I, Inc. and BG Holdings II, Inc.)      Delaware                   42%
Datum Inc. (through Efratom Holding, Inc.)                     Delaware                   32%
EarthWatch, Inc.                                               Colorado                   50%
Phoenix Packaging Corporation
   (through Ball Packaging Corp.)                                Ohio                     25%
San Miguel Yamamura Ball Corporation                         Philippines                   6%
Lam Soon-Ball Yamamura                                          Taiwan                     8%
Peak Expediters Limited                                     Cayman Islands                50%
MCP-Ball International Limited                                Hong Kong                   40%
   GMCP Ball International                                    Hong Kong                   10%
     Guangzhou M.C. Packaging, Ltd.                              PRC                      10%
Latapack-Ball Embalagens Ltda.
   (through Ball Cayman Limited)                                Brazil                    50%

The following are owned indirectly through
   FTB Packaging Limited
   Jianlibao FTB Bev & Can Manufacture (Shanghai) Ltd.           PRC                      37%
   Sanshui Jianlibao FTB Packaging Ltd.                          PRC                      32%
   Zhongshan Yedao Drinks Ltd.                                   PRC                       9%
   Zhuhai FTB Packaging Ltd.                                     PRC                      32%

(1) In accordance with Regulation S-K, Item 601(b)(22)(ii), the names of certain subsidiaries have been omitted from the foregoing lists. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary, as defined in Regulation S-X, Rule 1-02(v).
(2) Represents the Registrant's direct and/or indirect ownership in each of the subsidiaries' voting capital share.